Filed Pursuant to Rule 424(b)(7)
Registration No. 333-214894

Prospectus Supplement No. 1

(To Prospectus dated December 2, 2016)

EOG RESOURCES, INC.

22,806,260 SHARES OF COMMON STOCK

This prospectus supplement no. 1 supplements and amends the prospectus dated December 2, 2016, forming a part of the Registration Statement on Form S-3 (Registration No. 333-214894), relating to the resale from time to time of up to an aggregate of 22,806,260 shares of common stock of EOG Resources, Inc. by the selling stockholders named herein. You should read this prospectus supplement together with the prospectus dated December 2, 2016, which is to be delivered with this prospectus supplement.

You should read carefully the information included or incorporated by reference in the prospectus and this prospectus supplement, including any information we direct you to under the heading “Risk Factors,” for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus supplement. See “Risk Factors” on page 5 of the prospectus as well as the risk factors in the documents incorporated by reference therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 1, 2017

The table below sets forth additional and updated information concerning beneficial ownership of the shares of common stock and supersedes the table appearing under the caption “Selling Stockholders” beginning on page 11 of the prospectus. We have prepared the table based on information supplied to us by the selling stockholders on or before January 19, 2017.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
Andrew P. Yates 2012 Irrevocable Trust(3)	26,703	0.00%	26,703	0	0.00%
Bobby and Shari Smith 2012 Delaware Trust(4)	165,972	0.03%	165,972	0	0.00%
Bow Brook LLLP(5)	718,594	0.12%	718,594	0	0.00%
Brenda Yates(6)	112,934	0.02%	112,934	0	0.00%
Courtney S. Yates 2012 Irrevocable Trust(7)	26,703	0.00%	26,703	0	0.00%
Cynthia Ann Yates Price(8)(19)	2,672,520	0.46%	1,310,162	182	0.00%
Dads Lifework LP(9)	471,331	0.08%	471,331	0	0.00%
Dan Lewis, Trustee of the Irrevocable Trey Yates Trust UTA dated December 4, 2012(10)	525,473	0.09%	525,473	0	0.00%
Darin Eugene Yates(11)	1,951,319	0.34%	1,024,101	0	0.00%
Douglas E. Brooks(12)	106,666	0.02%	106,666	0	0.00%
Fidelity Investments Charitable Gift Fund(12)	15,908.6	0.00%	2,500	13,408.6	0.00%
Foghorn II Trust(13)	81,203	0.01%	81,203	0	0.00%
Foghorn’s Baby EHY for Andrew Porter Yates(14)	92,722	0.02%	92,722	0	0.00%
Foghorn’s Baby EHY for Courtney St. Clair Yates(15)	92,722	0.02%	92,722	0	0.00%
Foghorn’s Baby EHY for Kelsy Megan Yates(16)	92,722	0.02%	92,722	0	0.00%
Frank W. Yates, Jr. Family Foundation(17)	50,000	0.01%	50,000	0	0.00%
Frank W. Yates, Jr. Revocable Trust(18)	1,668,201	0.29%	1,668,201	0	0.00%
Illinois No. 3 Foundation(19)	93,085	0.02%	93,085	0	0.00%
Jeffrey Martin Price(19)	144,815	0.03%	144,815	0	0.00%
Jo Ann Yates(20)	2,735,179	0.47%	1,807,961	0	0.00%
Jo Ann Yates 2012 Delaware Trust(21)	463,609	0.08%	463,609	0	0.00%
Jo Ann Yates 2013 Delaware Trust(22)	463,609	0.08%	463,609	0	0.00%
John A. Yates, III	1,298	0.00%	1,298	0	0.00%
John A. Yates, Sr. Trust Established Under the John A. Yates, Sr. and Charlotte G. Yates Revocable Trust(23)	1,917,125	0.33%	1,871,125	46,000	0.01%
John A. Yates, Sr., Trustee of Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989(24)	3,926,179	0.68%	3,923,179	3,000	0.00%
John A. Yates, Jr. and Cynthia Yates Price, Trustee of the John A. Yates, Sr., Trust UTA dated December 13, 2010(25)	611,893	0.11%	611,893	0	0.00%
John A. Yates, Jr., and Cynthia Yates Price, Trustee of the John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010(26)	479,363	0.08%	479,363	0	0.00%
John A. Yates, Jr. and Cynthia Yates Price, Trustee of the John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011(27)	253,780	0.04%	253,780	0	0.00%
John A Yates, Jr., and Nancy E. Yates, Trustee of the John Yates, Jr. and Nancy Yates Revocable Trust UTA Dated September 21, 2012(19)(28)	843,845	0.15%	843,845	0	0.00%

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
Kelsy M. Yates 2012 Irrevocable Trust(29)	26,703	0.00%	26,703	0	0.00%
Los Chicos (30)	17,140	0.00%	17,140	0	0.00%
Nicole S. Price Wesselmann(19)	144,955	0.03%	144,815	140	0.00%
PY Foundation	386,329	0.07%	386,329	0	0.00%
PY 2012 Trust(31)	162,403	0.03%	162,403	0	0.00%
Richard M. Yates(32)	601,118	0.10%	241,749	0	0.00%
Ryan Ashby Price(19)	144,815	0.03%	144,815	0	0.00%
Santa Fe Community Foundation(6)	4,250	0.00%	3,200	1,050	0.00%
Scott and Jill Yates 2012 Delaware Trust(33)	927,218	0.16%	927,218	0	0.00%
Scott Martin Yates(34)	2,645,419	0.46%	790,983	0	0.00%
Sean Joseph Price(19)	147,341	0.03%	144,815	2,526	0.00%
Shari Ann Yates(35)	1,718,200	0.30%	1,552,228	0	0.00%
St. Clair Peyton Yates, Jr.(36)	1,120,383	0.19%	486,649	0	0.00%
Yates Industries, LLC(37)	250,942	0.04%	250,942	0	0.00%

(1)	Based upon an aggregate of 576,777,649 shares outstanding as of January 30, 2017.
(2)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	Century Trust and Asset Management, a division of Century Bank, is the trustee of the Andrew P. Yates 2012 Irrevocable Trust.
(4)	J.P. Morgan Trust Company of Delaware is the trustee of the Bobby and Shari Smith 2012 Delaware Trust. Each of Bobby J. Smith, Shari A. Yates, Ryan Brewer and Rustin Brewer share voting and investment power over the shares of common stock held by the Bobby and Shari Smith 2012 Delaware Trust and may be deemed to own beneficially shares of common stock held by the Bobby and Shari Smith 2012 Delaware Trust.
(5)	Under the Agreement of Bow Brook LLLP, the voting and disposition of the shares of common stock held by Bow Brook LLLP are controlled by its sole general partner. Peyton Davis is the sole general partner of Bow Brook LLLP.
(6)	In December 2016, Brenda Yates transferred 3,200 shares of common stock to the Santa Fe Community Foundation.
(7)	Century Trust and Asset Management, a division of Century Bank, is the trustee of the Courtney S. Yates 2012 Irrevocable Trust.
(8)	The John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010 is the beneficial owner of 479,363 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 479,363 shares of common stock. The John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011 is the beneficial owner of 253,780 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 253,780 shares of common stock. The John A. Yates, Sr. Trust UTA dated December 13, 2010 is the beneficial owner of 611,893 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr. Trust UTA dated December 13, 2010. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 611,893 shares of common stock. Los Chicos is the beneficial owner of 17,140 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the general partners of Los Chicos. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 17,140 shares of common stock.

(9)	PY Cabin, LLC is the sole managing partner of Dads Lifework LP. St. Clair Peyton Yates, Jr. is the sole managing member of PY Cabin, LLC and may be deemed to be the beneficial owner of 471,331 shares of common stock held by Dads Lifework LP.
(10)	Dan Lewis is the trustee of the Irrevocable Trey Yates Trust UTA dated December 4, 2012.
(11)	The Jo Ann Yates 2012 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust. Accordingly, Darin E. Yates may be deemed to be the beneficial owner of 463,609 shares of common stock. The Jo Ann Yates 2013 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust. Accordingly, Darin E. Yates may be deemed to be the beneficial owner of 463,609 shares of common stock.
(12)	In December 2016, Douglas E. Brooks transferred 2,500 shares of common stock to Fidelity Investments Charitable Gift Fund.
(13)	Richard Martin Yates is the trustee of the Foghorn II Trust.
(14)	Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Andrew Porter Yates.
(15)	Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Courtney St. Clair Yates.
(16)	Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Kelsy Megan Yates.
(17)	In December 2016, Frank Yates, Jr., a selling stockholder named in the prospectus, transferred 50,000 shares of common stock to the Frank W. Yates, Jr. Family Foundation.
(18)	Frank W. Yates, Jr. is the trustee of the Frank W. Yates, Jr. Revocable Trust. In December 2016, Frank Yates, Jr., a selling stockholder named in the prospectus, transferred 1,668,201 shares to the Frank W. Yates, Jr. Revocable Trust.
(19)	In December 2016, the Illinois No. 3 Foundation received an aggregate of 93,085 shares of common stock, as follows:

•	27,619 shares of common stock from Cynthia Ann Yates Price

•	7,415 shares of common stock from Jeffrey Martin Price

•	35,806 shares of common stock from the John Yates, Jr. and Nancy Yates Revocable Trust UTA Dated September 21, 2012

•	7,415 shares of common stock from Nicole S. Price Wesselmann

•	7,415 shares of common stock from Ryan Ashby Price

•	7,415 shares of common stock from Sean Joseph Price

(20)	The Jo Ann Yates 2012 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust. Accordingly, Jo Ann Yates may be deemed to be the beneficial owner of 463,609 shares of common stock. The Jo Ann Yates 2013 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust. Accordingly, Jo Ann Yates may be deemed to be the beneficial owner of 463,609 shares of common stock.
(21)	J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust.
(22)	J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust.

(23)	John A. Yates, Sr. is the trustee of the John A. Yates, Sr. Trust Established Under the John A. Yates, Sr. and Charlotte G. Yates Revocable Trust.
(24)	John A. Yates, Sr. is the trustee of Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989.
(25)	John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Trust UTA dated December 13, 2010.
(26)	John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010.
(27)	John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011.
(28)	John A. Yates, Jr. and Nancy E. Yates are the co-trustees of the John Yates, Jr. and Nancy Yates Revocable Trust UTA Dated September 21, 2012.
(29)	Century Trust and Asset Management, a division of Century Bank, is the trustee of the Kelsy M. Yates 2012 Irrevocable Trust.
(30)	John A. Yates, Jr. and Cynthia Yates Price are the general partners of Los Chicos.
(31)	St. Clair Peyton Yates, Jr. is the trustee of the PY 2012 Trust.
(32)	The Foghorn II Trust is the beneficial owner of 81,203 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn II Trust. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 81,203 shares of common stock. The Foghorn’s Baby EHY For Andrew Porter Yates is the beneficial owner of 92,722 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Andrew Porter Yates. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 92,722 shares of common stock. The Foghorn’s Baby EHY For Courtney St. Clair Yates is the beneficial owner of 92,722 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Courtney St. Clair Yates. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 92,722 shares of common stock. The Foghorn’s Baby EHY For Kelsy Megan Yates is the beneficial owner of 92,722 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Kelsy Megan Yates. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 92,722 shares of common stock.
(33)	J.P. Morgan Trust Company of Delaware is the trustee of the Scott and Jill Yates 2012 Delaware Trust. Each of Scott M. Yates, Marilyn Jill Yates, Amber R. Yates, Jakob S. Yates, Chambrie E. Yates and Glenn R. McColpin share voting and investment power over the shares of common stock held by the Scott and Jill Yates 2012 Delaware Trust.
(34)	The Jo Ann Yates 2012 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust. Accordingly, Scott Martin Yates may be deemed to be the beneficial owner of 463,609 shares of common stock. The Jo Ann Yates 2013 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust. Accordingly, Scott Martin Yates may be deemed to be the beneficial owner of 463,609 shares of common stock. The Scott and Jill Yates 2012 Delaware Trust is the beneficial owner of 927,218 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Scott and Jill Yates 2012 Delaware Trust. Each of Scott M. Yates, Marilyn Jill Yates, Amber R. Yates, Jakob S. Yates, Chambrie E. Yates and Glenn R. McColpin share voting and investment power over the shares of common stock held by the Scott and Jill Yates 2012 Delaware Trust. Accordingly, Scott Martin Yates may be deemed to be the beneficial owner of 927,218 shares of common stock.
(35)

The Bobby and Shari Smith 2012 Delaware Trust is the beneficial owner of 165,972 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Bobby and Shari Smith 2012 Delaware Trust. Each of Bobby J. Smith, Shari A. Yates, Ryan Brewer and Rustin Brewer share voting and investment power over the shares of common stock held by the Bobby and Shari Smith 2012 Delaware Trust. Accordingly, Shari Ann Yates may be deemed to be the beneficial owner of 165,972 shares of common stock.

(36)	PY 2012 Trust is the beneficial owner of 162,403 shares of common stock it holds directly. St. Clair Peyton Yates, Jr. is the trustee of the PY 2012 Trust. Accordingly, St. Clair Peyton Yates, Jr. may be deemed to be the beneficial owner of 162,403 shares of common stock. Dads Lifework LP is the beneficial owner of 471,331 shares of common stock it holds directly. PY Cabin, LLC is the sole managing partner of Dads Lifework LP. St. Clair Peyton Yates, Jr. is the sole managing member of PY Cabin, LLC. Accordingly, St. Clair Peyton Yates, Jr. may be deemed to be the beneficial owner of 471,331 shares of common stock.
(37)	Yates Industries, LLC is a single member limited liability company wholly owned by Frank Yates, Jr. Accordingly, Frank Yates, Jr. may be deemed to be the beneficial owner of 250,942 shares of common stock.